Exhibit (12)(i)(i)

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                      2006                            2005
                                                       ----------------------------------     ---------------------
                                                       3 Months     9 Months    12 Months     3 Months     9 Months
                                                        Ended        Ended        Ended        Ended        Ended
                                                       Sept 30      Sept 30      Sept 30      Sept 30      Sept 30
                                                       --------     --------    ---------     --------     --------
    Earnings: ($000)
A.   Net Income                                        $ 10,773     $ 27,951     $ 35,598     $  6,885     $ 27,988
B.   Federal & State Income Tax                           5,534       18,090       23,275        4,484       18,751
                                                       --------     --------     --------     --------     --------
C.   Earnings before Income Taxes                      $ 16,307     $ 46,041     $ 58,873     $ 11,369     $ 46,739
                                                       ========     ========     ========     ========     ========
D.   Fixed Charges
          Interest on Mortgage Bonds                          0            0            0            0            0
          Interest on Other Long-Term Debt                4,115       12,139       15,778        3,421       10,187
          Other Interest                                  1,105        2,848        3,673          794        1,752
          Interest Portion of Rents (2)                     192          584          798          192          621
          Amortization of Premium & Expense on Debt         245          735          986          264          792
                                                       --------     --------     --------     --------     --------
                           Total Fixed Charges         $  5,657     $ 16,306     $ 21,235     $  4,671     $ 13,352
                                                       ========     ========     ========     ========     ========

E.   Total Earnings                                    $ 21,964     $ 62,347     $ 80,108     $ 16,040     $ 60,091
                                                       ========     ========     ========     ========     ========


    Preferred Dividend Requirements:
F.   Allowance for Preferred Stock Dividends
          Under IRC Sec 247                            $    242     $    727     $    970     $    242     $    727
G.   Less Allowable Dividend Deduction                      (32)         (96)        (127)         (32)         (96)
                                                       --------     --------     --------     --------     --------
H.   Net Subject to Gross-up                                210          631          843          210          631
I.   Ratio of Earnings before Income
          Taxes to Net Income (C/A)                       1.514        1.647        1.654        1.651        1.670
                                                       --------     --------     --------     --------     --------
J.   Pref. Dividend  (Pre-tax) (H x I)                      318        1,039        1,394          347        1,054
K.   Plus Allowable Dividend Deduction                       32           96          127           32           96
                                                       --------     --------     --------     --------     --------
L.   Preferred Dividend Factor                              350        1,135        1,521          379        1,150
M.   Fixed Charges (D)                                    5,657       16,306       21,235        4,671       13,352
                                                       --------     --------     --------     --------     --------
N.   Total Fixed Charges and Preferred Dividends       $  6,007     $ 17,441     $ 22,756     $  5,050     $ 14,502
                                                       ========     ========     ========     ========     ========

O.   Ratio of Earnings to Fixed Charges (E/D)               3.9          3.8          3.8          3.4          4.5
                                                       ========     ========     ========     ========     ========
P.   Ratio of Earnings to Fixed Charges and
     Preferred Dividends (E/N)                              3.7          3.6          3.5          3.2          4.1
                                                       ========     ========     ========     ========     ========

                                                                             Year Ended December 31,
                                                          ---------------------------------------------------------------


                                                            2005         2004         2003            2002         2001
                                                          --------     --------     --------        --------     --------
    Earnings: ($000)
A.   Net Income                                           $ 35,635     $ 38,648     $ 38,875        $ 32,524     $ 44,178
B.   Federal & State Income Tax                             23,936       28,426       26,981          21,690       (7,637)
                                                          --------     --------     --------        --------     --------
C.   Earnings before Income Taxes                         $ 59,571     $ 67,074     $ 65,856        $ 54,214     $ 36,541
                                                          ========     ========     ========        ========     ========
D.   Fixed Charges
          Interest on Mortgage Bonds                             0            0          570           2,136        5,211
          Interest on Other Long-Term Debt                  13,826       11,488       10,699           9,819       10,446
          Other Interest                                     2,577        5,517        9,828(1)       11,772       11,820
          Interest Portion of Rents (2)                        835          954          768             749          801
          Amortization of Premium & Expense on Debt          1,043        1,066        1,159           1,249        1,350
                                                          --------     --------     --------        --------     --------
                           Total Fixed Charges            $ 18,281     $ 19,025     $ 23,024        $ 25,725     $ 29,628
                                                          ========     ========     ========        ========     ========

E.   Total Earnings                                       $ 77,852     $ 86,099     $ 88,880        $ 79,939     $ 66,169
                                                          ========     ========     ========        ========     ========


    Preferred Dividend Requirements:
F.   Allowance for Preferred Stock Dividends
          Under IRC Sec 247                               $    970     $    970     $  1,387(1)     $  2,161     $  3,230
G.   Less Allowable Dividend Deduction                        (127)        (127)        (127)           (127)        (127)
                                                          --------     --------     --------        --------     --------
H.   Net Subject to Gross-up                                   843          843        1,260           2,034        3,103
I.   Ratio of Earnings before Income
          Taxes to Net Income (C/A)                          1.672        1.736        1.694           1.667        0.827
                                                          --------     --------     --------        --------     --------
J.   Pref. Dividend  (Pre-tax) (H x I)                       1,409        1,463        2,134           3,391        2,566
K.   Plus Allowable Dividend Deduction                         127          127          127             127          127
                                                          --------     --------     --------        --------     --------
L.   Preferred Dividend Factor                               1,536        1,590        2,261           3,518        2,693
M.   Fixed Charges (D)                                      18,281       19,025       23,024          25,725       29,628
                                                          --------     --------     --------        --------     --------
N.   Total Fixed Charges and Preferred Dividends          $ 19,817     $ 20,615     $ 25,285        $ 29,243     $ 32,321
                                                          ========     ========     ========        ========     ========

O.   Ratio of Earnings to Fixed Charges (E/D)                  4.3          4.5          3.9             3.1          2.2
                                                          ========     ========     ========        ========     ========
P.   Ratio of Earnings to Fixed Charges and
     Preferred Dividends (E/N)                                 3.9          4.2          3.5             2.7          2.1
                                                          ========     ========     ========        ========     ========

(1) Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2) The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.